Exhibit 32.1

Certification of President Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

In connection with the quarterly report on Form 10-Q of TCW Direct Lending VII LLC (the “Company”) for the quarterly period ended March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard T. Miller, as President of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard T. Miller
Name:	Richard T. Miller
Title:	President
Date:	May 8, 2018

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.

21